Exhibit 10.5

TRAEGER, INC. 2021 INCENTIVE AWARD PLAN
PERFORMANCE-BASED RESTRICTED STOCK GRANT NOTICE

Traeger, Inc., a Delaware corporation (the “Company”), hereby grants to the participant listed below (“Participant”) the shares of Restricted Stock (the “Restricted Shares”) described in this Performance-Based Restricted Stock Grant Notice (the “Grant Notice”), subject to the terms and conditions of the Traeger, Inc. 2021 Incentive Award Plan (as amended from time to time, the “Plan”), the Performance-Based Restricted Stock Agreement attached as Exhibit A, the Vesting Schedule attached as Exhibit B, the Release attached as Exhibit C and the 83(b) Election attached as Exhibit D (collectively, the “Agreement”). Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	Jeremy Andrus
Grant Date:	April 10, 2025
Number of Restricted Shares:	2,274,664
Expiration Date:	December 31, 2027
Vesting Schedule:	The Restricted Shares shall become earned and vest as described in Article II of the Agreement and Exhibit B

By accepting (whether in writing, electronically or otherwise) the Restricted Shares, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement.

TRAEGER, INC.		PARTICIPANT
By:	/s/ Courtland Astill	/s/ Jeremy Andrus
Name:	Courtland Astill	Jeremy Andrus
Title:	General Counsel

Exhibit A
PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT
WHEREAS, the Company has granted the Restricted Shares to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”); and
WHEREAS, in connection therewith, the parties desire to enter into this Performance-Based Restricted Stock Agreement (this “Agreement”).
NOW, THEREFORE, the Company and Participant hereby agree as follows:
ARTICLE I.
GENERAL
1.1Issuance of Restricted Shares. Effective as of the Grant Date, the Restricted Shares are issued to Participant and the Company caused (a) a stock certificate or certificates representing the Restricted Shares to be registered in Participant’s name or (b) the Restricted Shares to be held in book-entry form. If a stock certificate is issued, the certificate will be delivered to, and held in accordance with this Agreement by, the Company or its authorized representatives and will bear the restrictive legends required by this Agreement. If the Restricted Shares are held in book-entry form, then the book-entry will indicate that the Restricted Shares are subject to the restrictions of this Agreement.
1.2Incorporation of Terms of Plan. The Restricted Shares are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.
1.3Definitions. Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or in the Plan. In addition, the following defined terms shall apply:
(a)“Assumed” means that an Assumption occurs with respect to the Award in connection with a Change in Control.
(b)“Cause” shall have the meaning ascribed to such term in that certain Amended Side Letter between Participant and the Company dated April [__], 2025.
(c)“Disability” means a permanent and total disability under Code Section 22(e)(3).
(d)“Good Reason” shall have the meaning ascribed to such term in that certain Amended Side Letter between Participant and the Company dated April [__], 2025.
(a)“Qualifying Retirement” means Participant’s Retirement occurring on or after the earlier of (i) the nine-month anniversary of the Grant Date, and (ii) the date of the first Change in Control to occur following the Grant Date.

(e)“Qualifying Termination” means a termination of Participant’s Service by the Company without Cause or by Participant for Good Reason.
(f)“Retirement” means a termination of Service if such termination of Service occurs on or after the date when (i) Participant’s age equals or exceeds 55, and (ii) the sum of Participant’s age and years of service with the Company equals or exceeds 70 (in each case measured in years, rounded down to the nearest whole number).
(g)“Service” means Participant’s employment or service with the Company.

ARTICLE II.
VESTING, FORFEITURE AND ESCROW
2.1Earned Restricted Shares; General Vesting and Forfeiture. The Restricted Shares will be earned and will vest as set forth on Exhibit B attached hereto. Any Restricted Shares that have not become Earned Restricted Shares (and any corresponding Retained Distributions and any Retained Distributions Account balance (each as defined below)) as of the Expiration Date will be forfeited and terminated as of the Expiration Date without consideration therefor. Retained Distributions (including any Retained Distributions balance) will vest upon the vesting of the Restricted Shares with respect to which the Retained Distributions (including the Retained Distributions Account) relates. Any Restricted Shares that are not Vested Shares (as defined in Exhibit B) are referred to herein as “Unvested Shares”.
2.2Change in Control. If (i) a Change in Control occurs on or prior to the Vesting Date, and (ii) Participant remains in continued Service until at least immediately prior to such Change in Control or previously experienced a termination of Service due to Participant’s Disability, Qualifying Termination or Qualifying Retirement, then, effective as of the date of such Change in Control:
(a)the number of Restricted Shares that have become (i.e., prior to such Change in Control) or that become (i.e., in connection with such Change in Control) Earned Restricted Shares (the “Earned CIC Restricted Shares”) shall be determined in accordance with Exhibit B; and
(b)(x) to the extent the Award is Assumed in connection with such Change in Control, any such Earned CIC Restricted Shares will convert into a time-vesting award that, following such Change in Control, will remain outstanding and eligible to vest and become Vested Shares on the Vesting Date (as defined in Exhibit B), subject to Participant’s continued Service through the Vesting Date (or as otherwise set forth in Section 2.3); or (y) the extent the Award is not Assumed in connection with such Change in Control and/or Participant experienced a termination of Service due to Participant’s Disability, Qualifying Termination or Qualifying Retirement, in any case, prior to such Change in Control, 100% of any such Earned CIC Restricted Shares will vest and become Vested Shares as of immediately prior to such Change in Control.
2.3Termination of Service.
(a)Qualifying Termination.     If Participant experiences a Qualifying Termination, then (i) any Restricted Shares that are Earned Restricted Shares as of such Qualifying Termination will vest and become Vested Shares as of such termination date, and (ii) any Restricted Shares that are not Earned Restricted Shares as of such Qualifying Termination shall remain outstanding and eligible to become Earned Restricted Shares in accordance with Exhibit B, provided, that, the number of Restricted Shares that shall become Earned Restricted Shares in accordance with this sub-clause (ii) shall be equal to the number of Earned Restricted Shares determined in accordance with Exhibit B, multiplied by a fraction, (x) the numerator of which is the number of days Participant was in Service from the first day of the Performance Period through (and including) the date of Participant’s termination of Service and (y) the denominator of which is the number of days from (and including) the first day of the Performance Period through (and including) the Expiration Date. Any Restricted Shares that become Earned Restricted Shares in accordance with subclause (ii) shall vest and become Vested Shares as of the Expiration Date (subject to Section 2.2(b)(y)).
(b)Termination due to Disability or Qualifying Retirement. If Participant experiences a termination of Service due to Disability or upon Participant’s Qualifying Retirement, then (i) any Restricted Shares that are Earned Restricted Shares as of such termination of Service will vest and become Vested Shares as of such termination date, and (ii) any Restricted Shares that are not Earned Restricted Shares as of such termination of Service shall remain outstanding and eligible to become Earned Restricted Shares in accordance with Exhibit B. Any Restricted Shares that become Earned Restricted Shares in accordance with subclause (ii) shall vest and become Vested Shares as of the Expiration Date (subject to Section 2.2(b)(y)).

(c)Termination due to Death. If Participant experiences a termination of Service due to death, then (i) any Restricted Shares that are Earned Restricted Shares as of such termination of Service will vest and become Vested Shares as of such termination date, and (ii) if Participant’s termination of Service occurs during the Performance Period, then a number of Restricted Shares equal to fifty percent (50%) of the total number Restricted Shares granted under this Agreement will vest and become Vested Shares as of such termination date (and the remaining Restricted Shares will be forfeited without consideration therefor).
(d)The treatment set forth in Sections 2.3(a)-(c) is subject to and conditioned upon Participant’s (or Participant’s estate’s) timely execution, delivery and non-revocation of a general release of claims in the form attached hereto as Exhibit C (the “Release”) and continued compliance with the Restrictive Covenants (as defined below) through the effective date of the Release. The Release shall be delivered to Participant (or Participant’s estate) within five business days following the termination date, and Participant shall have 21 days thereafter (or 45 days, if necessary to comply with Applicable Law) to execute and deliver the Release to the Company. The Company may update the Release attached hereto to the extent necessary to reflect changes in law.
(e)If Participant experiences a termination of Service for any reason other than those set forth in Sections 2.3(a)-(c) (including, for clarity, upon Participant’s Retirement prior to the nine-month anniversary of the Grant Date), all Restricted Shares (including any Earned Restricted Shares) that have not become vested on or prior to the date of such termination of Service automatically will be forfeited and terminated as of the termination date without consideration therefor.
2.4Forfeiture.
(a)Upon Participant’s material breach of any of the Restrictive Covenants, any Unvested Shares (including, for clarity, any converted time-vesting award) that remain outstanding as of the date of such breach (if any) automatically will be forfeited and terminated as of the date that such breach is determined by a court of competent jurisdiction.
2.5Escrow.
(a)Unvested Shares will be held by the Company or its authorized representatives until (i) they are forfeited, (ii) they become Vested Shares or (iii) this Agreement is no longer in effect. By accepting this Award (as defined below), Participant appoints the Company and its authorized representatives as Participant’s attorney(s)-in-fact to take all actions necessary to effect any transfer of forfeited Unvested Shares (and Retained Distributions) to the Company as may be required pursuant to the Plan or this Agreement and to execute such representations or other documents or assurances as the Company or such representatives reasonably deem necessary or advisable in connection with any such transfer. The Company, or its authorized representative, will not be liable for any good faith act or omission with respect to the holding in escrow or transfer of the Restricted Shares.
(b)As soon as reasonably practicable following the date on which an Unvested Share becomes a Vested Share, the Company will cause a new certificate without the legend required by this Agreement representing the Share to be delivered to Participant or, if the Share is held in book-entry form, cause the notations indicating the Share is subject to the restrictions of this Agreement to be removed.
2.6Rights as Stockholder; Dividends. Except as otherwise provided in this Agreement or the Plan, upon issuance of the Restricted Shares by the Company, Participant will have all other rights of a stockholder with respect to the Restricted Shares, including the right to vote such Restricted Shares and to receive dividends or other distributions paid or made with respect to the Restricted Shares. Notwithstanding the generality of the foregoing, all cash dividends and other distributions made or declared with respect to Unvested Shares (“Retained Distributions”) will be held by the Company until the time (if ever) when the Unvested Shares to which such Retained Distributions relate become Vested Shares. The Company will establish a separate Retained Distribution bookkeeping account (“Retained

Distribution Account”) for each Unvested Share with respect to which Retained Distributions have been made or declared in cash and credit the Retained Distribution Account (without interest) on the date of payment with the amount of such cash made or declared with respect to the Unvested Share. Retained Distributions (including any Retained Distribution Account balance) with respect to a Share will be paid to Participant on the date (if ever) that such Share becomes a Vested Share. Retained Distributions (including any Retained Distribution Account balance) relating to Unvested Shares will immediately and automatically be forfeited upon forfeiture of the Unvested Share with respect to which the Retained Distributions were paid or declared.
ARTICLE III.
TAXATION AND TAX WITHHOLDING
3.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of Restricted Shares (the “Award”) and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2Section 83(b) Election. Participant shall make an election under Section 83(b) of the Code with respect to 1,137,332 Restricted Shares, and Participant shall deliver a copy of the election to the Company promptly after filing the election with the Internal Revenue Service.
3.3Tax Withholding.
(a)Payment of the withholding tax obligations with respect to this Award shall be by cash or check, or a combination thereof.
(b)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Shares, regardless of any action the Company or any affiliate takes with respect to any tax withholding obligations that arise in connection with the Restricted Shares. Neither the Company nor any affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Restricted Shares or the subsequent sale of the Restricted Shares. The Company and its affiliates do not commit and are under no obligation to structure this Award to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
RESTRICTIVE LEGENDS AND TRANSFERABILITY
4.1Legends. Any certificate representing a Restricted Share will bear the following legend until the Restricted Share becomes a Vested Share:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
4.2Transferability.
(a)General. The Restricted Shares and Retained Distributions are subject to the restrictions on transfer in the Plan. Any attempted transfer or disposition of Unvested Shares or related Retained Distributions prior to the time the Unvested Shares become Vested Shares will be null and void. The Company will not be required to (i) transfer on its books any Restricted Share that has been sold or otherwise transferred in violation of this Agreement or (ii) treat as owner of such Restricted Share or accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted

Share has been so transferred. The Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, or make appropriate notations to the same effect in its records.
ARTICLE V.
OTHER PROVISIONS
5.1Adjustments. Participant acknowledges that the Restricted Shares are subject to adjustment, modification and/or termination in certain events as provided in this Agreement and the Plan. In addition, the Relative TSR performance metrics (as defined in Exhibit B) are based upon, among other things, (i) certain assumptions about the future business of the Company, (ii) a management model prepared by the Company for the projected business of the Company and its Affiliates and (iii) the continued application of accounting policies used by the Company as of the Grant Date. Accordingly, in the event that, after such date, the Administrator determines that (i) any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), (ii) any unusual or nonrecurring transactions or events (including the occurrence of a regulatory event) affecting the Company or the financial statements of the Company, (iii) any changes in Applicable Laws, or (iv) any changes in generally accepted accounting principles applicable to, or the accounting policies used by, the Company occur, such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Award, then the Administrator shall in good faith and in such manner as it may deem equitable, adjust the applicable Relative TSR goal and/or Earned Percentage with respect to Relative TSR performance, in any case, to reflect the effect or projected effect of such transaction(s) or event(s) on such performance levels.
5.2Clawback. Notwithstanding Section 10.13 of the Plan, the Award and the Restricted Shares shall be subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation, as amended from time to time, as well as any other clawback or recoupment policy in effect on the Grant Date or that may be adopted or maintained by the Company following the Grant Date.
5.3Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s General Counsel at the Company’s principal office or the General Counsel’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
5.4Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.5Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
5.6Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
5.7Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Restricted Shares will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
5.8Restrictive Covenants. In consideration of the benefits being provided to Participant pursuant to this Agreement, Participant agrees to be bound by the restrictive covenants (the “Restrictive Covenants”) contained in Section 9 of the Amended and Restated Employment Agreement by and between Traeger Pellet Grills, LLC and Participant, dated as of September 27, 2017 (the “Employment Agreement”), which are incorporated herein by reference.
5.9Agreement; Amendment. The Plan, the Grant Notice and the Agreement (including any exhibit to the Grant Notice and/or the Agreement) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the Restricted Shares described herein. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by Article VIII and Sections 10.4 and 10.6 of the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Restricted Shares without the prior written consent of Participant.
5.10Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
5.11Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award.
5.12Not a Contract of Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
5.13Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
* * * * *

Exhibit B

EARNED RESTRICTED SHARES; VESTING SCHEDULE
The number of Restricted Shares that become earned as of the completion of the Performance Period (such Restricted Shares, the “Earned Restricted Shares”) shall be determined by multiplying the number of Restricted Shares set forth on the Grant Notice by the applicable Earned Percentage, as determined in accordance with the below table:

	Relative TSR (Percentile )	Earned Percentage
Below Threshold	< 30th	0%
Threshold	30th	25%
Target	55th	50%
Maximum	≥ 80th	100%

If the Company’s Relative TSR falls between any two levels in the table above (other than between “Below Threshold” and “Threshold”), the Earned Percentage shall be determined using straight line linear interpolation between the applicable levels. In addition, and notwithstanding the foregoing, if the Company’s TSR for the Performance Period is negative (i.e., less than zero), the Earned Percentage shall be no greater than 50%.
Any Earned Restricted Shares shall vest and become “Vested Shares” as set forth below and in Article II of the Agreement.
Earned Restricted Shares (Change in Control)

If a Change in Control occurs during the Performance Period, then the number of Restricted Shares that become Earned Restricted Shares shall be determined in accordance with the above, based on the Company’s actual Relative TSR and the Company’s actual TSR attained during the Performance Period.
Notwithstanding anything to the contrary contained in Section 8.3 of the Plan, any Restricted Shares that have not become Earned Restricted Shares as of (or in connection with) the Change in Control automatically will be forfeited and terminated as of immediately prior to such Change in Control without consideration therefor.
General Vesting of Earned Restricted Shares
Except as otherwise provided in Article II of the Agreement, with respect to any Restricted Shares that become Earned Restricted Shares, such Earned Restricted Shares shall vest and become Vested Shares as to 100% of the Earned Restricted Shares on the third anniversary of the Grant Date (the “Vesting Date”), subject to Participant’s continued Service through the Vesting Date.
In no event may more than 100% of the number of Restricted Shares set forth on the Grant Notice vest and become Vested Shares pursuant to this Award.
Certain Definitions
B-1

Exhibit B

“Aggregate Dividend” means, with respect to the Company and any Peer Group Company, the aggregate per share dividends that have an ex-dividend date during the Performance Period.
“Beginning Price” means, with respect to the Company and any Peer Group Company, the Share Value as of the day immediately prior to the first day of the Performance Period.
“Ending Price” means, with respect to the Company and any Peer Group Company, the Share Value as of the last day of the Performance Period.
“Index” means the Russell 2000 Index.
“Peer Group Companies” means those companies that comprise the Index as of the first day of the Performance Period (the “Peer Group”); provided, however, that if a Peer Group Company is acquired, enters a merger and is not the surviving entity, or otherwise ceases to have a class of equity securities that is both registered under the Exchange Act and actively traded on a U.S. public securities market at any point during the Performance Period, such Peer Group Company will be removed from the Peer Group. Notwithstanding the foregoing, any Peer Group Companies that experience bankruptcy or become insolvent during the Performance Period will remain a part of the Peer Group and be counted as –100% for purposes of the Relative TSR determination.
“Performance Period” means the period beginning on (and including) January 1, 2025 and ending on the earlier of (and including) December 31, 2027 and the date of a consummation of a Change in Control.
“Relative TSR” means, with respect to the Performance Period, the Company’s TSR, expressed as a percentile ranking relative to the TSRs of each of the Peer Group Companies.
“Share Value,” as of any given date, means the 20 consecutive trading-day trailing average market closing price ending on and including such date; provided, however, that if the Performance Period ends upon the consummation of a Change in Control, Share Value with respect to the Company shall mean the price per Share (or, in connection with a sale or other disposition of all or substantially all of the Company’s assets, the implied price per Share, as determined by the Administrator) paid by the acquiror in connection with the Change in Control transaction or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliate, then, unless otherwise determined by the Administrator, Share Value shall mean the value of the consideration paid per Share based on the average of the closing trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded for each trading day during the five consecutive trading days ending on and including the date on which a Change in Control occurs. In the event the consideration in the Change in Control takes any other form, the value of such additional consideration shall be determined by the Administrator.
“TSR” means, with respect to the Company and any Peer Group Company, the quotient (expressed as a percentage carried to two decimal points) obtained by dividing (i) the sum of (A) the difference obtained by subtracting the Beginning Price from the Ending Price plus (B) the Aggregate Dividend (assuming reinvestment in the applicable company common stock of all dividends comprising the Aggregate Dividend as of the ex-dividend date) by (ii) the Beginning Price.
B-2

Exhibit C
GENERAL RELEASE
1.Release. For valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Traeger, Inc., a Delaware corporation (“Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, directors, officers and employees of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or service, or termination of employment or service, of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment or service; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment or service of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act (“ADEA”), the Americans With Disabilities Act.
2.Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under the performance-based restricted stock agreement between the undersigned and the Company (to which this Release is attached) or as a holder of any securities of the Company, (ii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company, under any directors’ and officers’ liability insurance policy or under the bylaws, certificate of incorporation or other similar governing document of the Company, (iv) to any Claims which cannot be waived by an employee under applicable law or (v) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.
3.Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) the undersigned acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and

Exhibit C

use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
4.Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
5.No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, this provision shall not apply to any suit or Claim to the extent it challenges the effectiveness of this Release with respect to a claim under the ADEA.
6.No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
7.OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the ADEA. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:
(i)the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;
(ii)the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;
(iii)the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;
(iv)the Company advises the undersigned to consult with an attorney prior to executing this Release;

Exhibit C

(v)the undersigned has been given at least [21]1 days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the [21]-day period; and
(vi)the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not revoked this Release during such seven-day period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before 11:59 p.m. Mountain time on the seventh day after this Release is executed by the undersigned.
8.Acknowledgement. The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by the undersigned with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.
9.Governing Law. This Release is deemed made and entered into in the State of Utah, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Utah, to the extent not preempted by federal law.
IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

        Jeremy Andrus

1 Note to Draft: Use 45 days in a group termination, and include information regarding terminated positions.

Exhibit D
Section 83(b) Election
See attached.

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b).
1.    The name, address and taxpayer identification number of the undersigned and the undersigned’s spouse or registered domestic partner, and the taxable year in which this election is being made, are as follows:
NAME OF TAXPAYER: Jeremy Andrus
NAME OF SPOUSE: ____________________________________________________________

ADDRESS: ___________________________________________________________________
SOCIAL SECURITY NO.: _______________________________________________________
SOCIAL SECURITY NO. OF SPOUSE: ____________________________________________
TAXABLE YEAR: 2025

2.    The property with respect to which the election is made consists of 1,137,332 shares of common stock (the “Shares”) of Traeger, Inc. (the “Company”).

3.    The date on which the above property was transferred to the undersigned is: __________, 2025.

4.    The above property is subject to the following restrictions:
The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.    The fair market value of the above property at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, was $_____ per share ($__________ aggregate).

6.    The amount (if any) paid for the above property was $0.00.
7.    The Company’s taxpayer identification number is 82-2739741. The Company’s address is 533 South 400 West, Salt Lake City, Utah.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

Dated: ______________________, 2025

Name of Taxpayer: Jeremy Andrus

The undersigned spouse or registered domestic partner of taxpayer joins in this election.

Dated: ______________________, 2025

Name of Spouse: